EXHIBIT E

Joint Filing Agreement

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D with respect to the Common Units of KNOT Offshore Partners LP to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Schedule 13D jointly on behalf of each such party.

KNUTSEN NYK OFFSHORE TANKERS AS

/s/ Trygve Seglem
Name:	Trygve Seglem
Title:	President, Chief Executive Officer and Director

NYK LOGISTICS HOLDING (EUROPE) B.V.

/s/ Takuji Banno
Name:	Takuji Banno
Title:	Director

/s/ D.W.G. Kwantes /s/ P.S. Terhell
Name:	TMF Netherlands B.V.,
Title:	Director
By:

	Name:	D.W.G. Kwantes	P.S. Terhell
	Title:	Proxy Holder A	Proxy Holder B

NIPPON YUSEN KABUSHIKI KAISHA

/s/ Hitoshi Nagasawa
Name:	Hitoshi Nagasawa
Title:	Representative Director

TS SHIPPING INVEST AS

/s/ Trygve Seglem
Name:	Trygve Seglem
Title:	Director

SEGLEM HOLDING AS

/s/ Trygve Seglem
Name:	Trygve Seglem
Title:	Director

TRYGVE SEGLEM

/s/ Trygve Seglem